EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
PRESIDENT
APRIL 15, 2011		(515) 232-6251

AMES NATIONAL CORPORATION
ANNOUNCES
2011 FIRST QUARTER EARNINGS RESULTS

First Quarter 2011 Results:

For the quarter ended March 31, 2011, net income for Ames National Corporation (the Company) totaled $3,473,000, or $0.37 per share, compared to $3,270,000, or $0.35 per share, for the same period in 2010.  Net income increased primarily due to lower provision for loan losses, offset in part by lower securities gains and higher salaries and employee benefits.

Net interest income increased $41,000, or 0.6%, compared to the same period in 2010, due primarily to increases in average balances of investment securities and lower rates on deposits, offset in part by lower rates on loans and investment securities.  The Company’s net interest margin was 3.53% for the quarter ended March 31, 2011, a decrease from 3.78% for the quarter ended March 31, 2010 primarily due to the addition of lower yielding investment securities to the portfolio.

Loan quality improved during the quarter, and, therefore, no provision for loan losses was required in the first quarter of 2011 compared to $324,000 for the same period in 2010.  Net loan recoveries for the quarter ended March 31, 2011 were $7,000, compared to net loan charge offs of $294,000 for the same period in 2010.

Non-interest income for the first quarter of 2011 totaled $1,847,000 as compared to $1,958,000 for the same period in 2010.   The lower non-interest income is primarily due to securities gains of $421,000 for the first quarter of 2011 as compared to $537,000 for the same quarter a year ago.

Non-interest expense for the first quarter of 2011 totaled $4,610,000 compared to $4,533,000 recorded in the same period in 2010.  The increase in non-interest expense can be mainly attributed to higher salaries and employee benefit costs due to normal salary increases and increasing incentive pay as the result of higher profitability.  The efficiency ratio for the first quarter of 2011 was 49.86%, compared to 48.66% for the same period in 2010.

Balance Sheet Review:

As of March 31, 2011, total assets were $1,003,731,000, a $77,376,000 increase compared to March 31, 2010.  The increase in assets was primarily due to a significant increase in securities available-for-sale funded primarily by a growth in deposits, an increase in federal funds purchased and a reduction of cash and due from banks.

Securities available-for-sale as of March 31, 2011 totaled $494,297,000, compared to $419,053,000 as of March 31, 2010, mainly as a result of increases in U.S. government mortgage backed securities and state and political subdivision bonds, offset in part by a decline in U.S. Government agencies.

Net loans as of March 31, 2011 increased to $417,087,000 compared to $408,906,000 as of March 31, 2010, or 2.0%.  The allowance for loan losses on March 31, 2011, totaled $7,527,000, or 1.77% of gross loans, compared to $7,682,000 or 1.84% of gross loans as of March 31, 2010.  Impaired loans as of March 31, 2011, were $5,553,000, or 1.3% of gross loans, compared to $7,250,000, or 1.7% of gross loans as of March 31, 2010.

Other real estate owned was $10,472,000 as of March 31, 2011 which is lower than $11,141,000 as of March 31, 2010, primarily due to sales of other real estate owned.  Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Deposits totaled $779,863,000 on March 31, 2011, a 7.8% increase from the $723,505,000 recorded at March 31, 2010.  This increase occurred in all deposit categories except time deposits under $100,000.

The Company’s stockholders’ equity represented 12.4 % of total assets as of March 31, 2011 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholder’s equity totaled $124,740,000 as of March 31, 2011, and $115,322,000 as of March 31, 2010.

Shareholder Information:

Return on average assets was 1.40% for the quarter ended March 31, 2011, compared to 1.43% for the same period in 2010.  Return on average equity was 11.31% for the quarter ended March 31, 2011, compared to the 11.46% for the same period in 2010.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $19.10 on March 31, 2011.   During the first quarter of 2011, the price ranged from $17.13 to $21.92.

On February 9, 2011, the Company declared a quarterly cash dividend on its common stock, payable on May 16, 2011 to stockholders of record as of May 2, 2011, equal to $0.13 per share, compared to an $0.11 cash dividend paid on February 15, 2011.

The Company is forecasting earnings for the year ending December 31, 2011, in the range of $1.27 to $1.33 per share compared to the $1.37 per share earned for the year ending December 31, 2010.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)
March 31, 2011 and 2010

ASSETS	2011	2010

Cash and due from banks	$18,580,475	$25,422,556
Federal funds sold	1,100,000	-
Interest bearing deposits in financial institutions	35,945,642	34,097,282
Securities available-for-sale	494,296,844	419,052,593
Loans receivable, net	417,087,088	408,906,164
Loans held for sale	975,296	1,708,365
Bank premises and equipment, net	11,408,888	11,780,912
Accrued income receivable	6,726,176	6,450,914
Deferred income taxes	2,707,025	3,228,044
Other real estate owned	10,472,356	11,140,683
Other assets	4,431,503	4,567,509

Total assets	$1,003,731,293	$926,355,022

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$101,688,858	$94,569,046
NOW accounts	222,146,501	195,451,550
Savings and money market	215,151,239	191,829,393
Time, $100,000 and over	99,776,899	92,014,067
Other time	141,099,064	149,641,257
Total deposits	779,862,561	723,505,313

Federal funds purchased and securities sold under agreements to repurchase	57,072,064	44,557,180
Short-term borrowings	402,556	101,535
FHLB advances and other long-term borrowings	36,229,153	38,500,000
Dividend payable	1,226,279	1,037,620
Accrued expenses and other liabilities	4,198,891	3,331,051
Total liabilities	878,991,504	811,032,699

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; 9,432,915 issued and outstanding	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	78,765,735	69,935,681
Accumulated other comprehensive income-net unrealized income on securities available-for-sale	4,457,002	3,869,590
Total stockholders' equity	124,739,789	115,322,323

Total liabilities and stockholders' equity	$1,003,731,293	$926,355,022

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Interest and dividend income:
Loans	$5,740,432	$6,099,479
Securities
Taxable	1,662,469	1,827,521
Tax-exempt	1,636,965	1,365,582
Interest bearing deposits and federal funds sold	107,926	130,113

Total interest and dividend income	9,147,792	9,422,695

Interest expense:
Deposits	1,370,911	1,662,354
Other borrowed funds	378,642	403,158

Total interest expense	1,749,553	2,065,512

Net interest income	7,398,239	7,357,183

Provision for loan losses	—	323,798

Net interest income after provision for loan losses	7,398,239	7,033,385

Non-interest income:
Trust department income	514,544	530,716
Service fees	329,558	399,823
Securities gains, net	421,155	536,983
Gain on sale of loans held for sale	220,865	153,536
Merchant and ATM fees	175,871	165,387
Other	185,207	171,320

Total non-interest income	1,847,200	1,957,765

Non-interest expense:
Salaries and employee benefits	2,766,508	2,598,039
Data processing	445,815	450,964
Occupancy expenses	394,158	401,154
FDIC insurance assessments	272,742	313,357
Other real estate owned	75,795	56,353
Other operating expenses	654,591	713,072

Total non-interest expense	4,609,609	4,532,939

Income before income taxes	4,635,830	4,458,211

Income tax expense	1,163,309	1,188,611

Net income	$3,472,521	$3,269,600

Basic and diluted earnings per share	$0.37	$0.35

Declared dividends per share	$0.13	$0.11